Exhibit 1.1

AT THE MARKET OFFERING AGREEMENT

February 3, 2025

H.C. Wainwright & Co., LLC
430 Park Avenue
New York, New York 10022

Ladies and Gentlemen:

RedHill Biopharma Ltd., a company organized under the laws of the State of Israel (the “Company”), confirms its agreement (this “Agreement”) with H.C. Wainwright & Co., LLC (the “Manager”) as follows:

1.          Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Accountants” shall have the meaning ascribed to such term in Section 4(m).

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADS(s)” means American Depositary Shares of the Company issued pursuant to the Deposit Agreement (as defined below), each representing ten thousand (10,000) Ordinary Shares.

“Applicable Time” shall mean, with respect to any ADSs, the time of sale of such ADSs pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus contained in the Registration Statement at the Execution Time.

“Board” shall have the meaning ascribed to such term in Section 2(b)(iii).

“Broker Fee” shall have the meaning ascribed to such term in Section 2(b)(v).

“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the State of Israel are authorized or required by law to remain closed; provided, however, that, for purposes of clarity, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Commission” shall mean the United States Securities and Exchange Commission.

“Company Counsel” shall have the meaning ascribed to such term in Section 4(l).

“Deposit Agreement” means the Deposit Agreement, dated as of December 26, 2012, as amended on August 20, 2024, among the Company, The Bank of New York Mellon, as Depositary, and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon, as Depositary under the Deposit Agreement, with an address of 240 Greenwich Street, New York, N.Y. 10286, and any successor as depositary of the Company.

“DTC” shall have the meaning ascribed to such term in Section 2(b)(vii).

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Incorporated Documents” shall mean the documents or portions thereof filed with the Commission on or prior to the Effective Date that are incorporated by reference in the Registration Statement or the Prospectus and any documents or portions thereof filed with the Commission after the Effective Date that are deemed to be incorporated by reference in the Registration Statement or the Prospectus.

“Intellectual Property” shall have the meaning ascribed to such term in Section 3(t).

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Losses” shall have the meaning ascribed to such term in Section 7(d).

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3(a).

“Net Proceeds” shall have the meaning ascribed to such term in Section 2(b)(v).

“Ordinary Shares” means the ordinary shares of the Company, each with a par value of NIS 0.01 per share, and any other class of securities which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares or ADSs, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares or ADSs.

“Permitted Free Writing Prospectus” shall have the meaning ascribed to such term in Section 4(g).

“Placement” shall have the meaning ascribed to such term in Section 2(c).

“Prospectus” shall mean the Base Prospectus, as supplemented by the most recently filed Prospectus Supplement.

“Prospectus Supplement” shall mean each prospectus supplement relating to the Ordinary Shares represented by ADSs prepared and filed pursuant to Rule 424(b) from time to time.

“Registration Statement” shall mean the shelf registration statement (File Number 333-281417) on Form F-3, including exhibits and financial statements and any prospectus supplement relating to the Ordinary Shares represented by ADSs that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Representation Date” shall have the meaning ascribed to such term in Section 4(k).

“Required Approvals” shall have the meaning ascribed to such term in Section 3(d).

“Rule 158”, “Rule 164”, “Rule 172”, “Rule 173”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Sales Notice” shall have the meaning ascribed to such term in Section 2(b)(i).

“SEC Reports” shall have the meaning ascribed to such term in Section 3(l).

“Settlement Date” shall have the meaning ascribed to such term in Section 2(b)(vii).

“Subsidiary” shall have the meaning ascribed to such term in Section 3(a).

“Terms Agreement” shall have the meaning ascribed to such term in Section 2(a).

“Time of Delivery” shall have the meaning ascribed to such term in Section 2(c).

“Trading Day” means a day on which the Trading Market is open for trading.

“Trading Market” means the Nasdaq Capital Market.

2.          Sale and Delivery of ADSs. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, from time to time during the term of this Agreement and on the terms set forth herein, up to the lesser of such number of Ordinary Shares represented by ADSs that does not exceed (a) the number or dollar amount of ADSs representing the amount of Ordinary Shares registered on the Registration Statement and as reflected on the Prospectus Supplement, pursuant to which the offering is being made, (b) the maximum number of Ordinary Shares represented by ADSs authorized for issuance hereunder and representing the maximum number of authorized but unissued Ordinary Shares (less the number of Ordinary Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized Ordinary Shares), or (c) the number or dollar amount of ADSs representing the maximum number of Ordinary Shares that would cause the Company or the offering of the ADSs to not satisfy the eligibility and transaction requirements for use of Form F-3, including, if applicable, General Instruction I.B.5 of Registration Statement on Form F-3 (the lesser of (a), (b) and (c), the “Maximum Amount”).  Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 2 on the number and aggregate sales price of ADSs issued and sold under this Agreement shall be the sole responsibility of the Company and that the Manager shall have no obligation in connection with such compliance.

(a)          Appointment of Manager as Selling Agent; Terms Agreement.  For purposes of selling the ADSs through the Manager, the Company hereby appoints the Manager as exclusive agent of the Company for the purpose of selling the ADSs pursuant to this Agreement and the Manager agrees to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the ADSs on the terms and subject to the conditions stated herein. The Company agrees that, whenever it determines to sell the ADSs directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 2 of this Agreement.

(b)          Agent Sales.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company will issue and agrees to sell ADSs from time to time through the Manager, acting as sales agent, and the Manager agrees to use its commercially reasonable efforts to sell, as sales agent for the Company, on the following terms:

(i)          The ADSs are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a Trading Day, (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) or by electronic mail from a duly authorized officer of the Company to make such sales (“Sales Notice”) and (C) the Company has satisfied its obligations under Section 6 of this Agreement.  The Company will designate the maximum amount of the ADSs to be sold by the Manager daily (subject to the limitations set forth in Section 2(d)) and the minimum price per ADS at which such ADSs may be sold.  Subject to the terms and conditions hereof, the Manager shall use its commercially reasonable efforts to sell on a particular day all of the ADSs designated for the sale by the Company on such day. The gross sales price of the ADSs sold under this Section 2(b) shall be the market price for the ADSs sold by the Manager under this Section 2(b) on the Trading Market at the time of sale of such ADSs.

(ii)          The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the ADSs, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell the ADSs for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such ADSs as required under this Agreement, and (C) the Manager shall be under no obligation to purchase ADSs on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company pursuant to a Terms Agreement.

(iii)          The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its commercially reasonable efforts to sell, any ADS at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, or such duly authorized officers of the Company, and notified to the Manager in writing. The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the ADSs for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the ADSs sold hereunder prior to the giving of such notice.

(iv)          The Manager may sell ADSs by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Act, including without limitation sales made directly on the Trading Market, on any other existing trading market for the ADSs or to or through a market maker.  The Manager may also sell ADSs in privately negotiated transactions, provided that the Manager receives the Company’s prior written approval for any sales in privately negotiated transactions and if so provided in the “Plan of Distribution” section of the Prospectus Supplement or a supplement to the Prospectus Supplement or a new Prospectus Supplement disclosing the terms of such privately negotiated transaction.

(v)          The compensation to the Manager for sales of the ADSs under this Section 2(b) shall be a placement fee of 3.0% of the gross sales price of the ADSs sold pursuant to this Section 2(b) (“Broker Fee”). The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell ADSs to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after deduction of the Broker Fee and deduction of any transaction fees imposed by any clearing firm, execution broker, or governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such ADSs (the “Net Proceeds”).

(vi)          The Manager shall provide written confirmation (which may be by electronic mail) to the Company following the close of trading on the Trading Market each day in which the ADSs are sold under this Section 2(b) setting forth the number of the ADSs sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.

(vii)          Unless otherwise agreed between the Company and the Manager, settlement for sales of the ADSs will occur on the first (1st) Trading Day (or any such shorter settlement cycle as may be in effect pursuant to Rule 15c6-1 under the Exchange Act from time to time) following the date on which such sales are made (each, a “Settlement Date”). On each Settlement Date, the Company will, or will cause its transfer agent to, issue and deposit with the Depositary’s custodian the number of Ordinary Shares represented by the ADSs being sold and instruct the Depositary to deliver that number of ADSs by crediting the Manager’s or its designee’s account (provided that the Manager shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company (“DTC”) through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which ADSs in all cases shall be freely tradable, transferable, registered ADSs in good deliverable form. On each Settlement Date, the Manager will deliver the related Net Proceeds in same day funds to an account designated by the Company. The Company agrees that, if the Company, or its Depositary (if applicable), defaults in its obligation to deliver duly authorized ADSs on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7 hereto, the Company will (i) hold the Manager harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to the Manager any commission, discount or other compensation to which the Manager would otherwise have been entitled absent such default.

(viii)          At each Applicable Time, Settlement Date, and Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented as of such date (except for any representation and warranty which is as of a specific date, in which case such representation and warranty shall be affirmed as of such specific date). Any obligation of the Manager to use its commercially reasonable efforts to sell the ADSs on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(ix)          If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution” and the record date for the determination of shareholders entitled to receive the Distribution, the “Record Date”), the Company hereby covenants that, in connection with any sales of ADSs pursuant to a Sales Notice on the Record Date, the Company shall issue and deliver such ADSs to the Manager on the Record Date and the Record Date shall be the Settlement Date and the Company shall cover any additional costs of the Manager in connection with the delivery of ADSs on the Record Date.

(c)          Term Sales.  If the Company wishes to sell the ADSs pursuant to this Agreement in a manner other than as set forth in Section 2(b) of this Agreement (each, a “Placement”), the Company will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.  A Terms Agreement may also specify certain provisions relating to the reoffering of such ADSs by the Manager. The commitment of the Manager to purchase the ADSs pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the ADSs to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such ADSs, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the ADSs, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such ADSs. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

(d)          Maximum Number of ADSs.  Under no circumstances shall the Company cause or request the offer or sale of any ADSs if, after giving effect to the sale of such ADSs, the aggregate amount of ADSs sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of ADSs under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Board, a duly authorized committee thereof or a duly authorized executive officer, and notified to the Manager in writing.  Under no circumstances shall the Company cause or request the offer or sale of any ADSs pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Board, a duly authorized committee thereof or a duly authorized executive officer, and notified to the Manager in writing. Further, under no circumstances shall the Company cause or permit the aggregate offering amount of Ordinary Shares represented by ADSs sold pursuant to this Agreement to exceed the Maximum Amount.

(e)          Regulation M Notice.  Unless the exceptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are satisfied with respect to the ADSs, the Company shall give the Manager at least one (1) Trading Day’s prior notice of its intent to sell any ADSs in order to allow the Manager time to comply with Regulation M.

3.          Representations and Warranties.  The Company represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time that the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below, except as set forth in the Registration Statement, the Prospectus or the Incorporated Documents.

(a)          Organization and Good Standing.  Each of the subsidiaries of the Company (collectively, the “Subsidiaries”) are set forth or incorporated by reference in the Registration Statement and Prospectus.  Each of the Company and its Subsidiaries has been duly organized and is validly existing as a corporation and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and the Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have (a) a material adverse effect upon the business, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, or (b) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (“Material Adverse Effect”). All of the issued and outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as set forth in the SEC Reports, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock.

(b)          No Violations or Defaults.  Neither the Company nor any of its Subsidiaries (A) is in violation of its respective charters, bylaws or other organizational documents, (B) is in breach of or otherwise in default and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any term, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its material property or assets is subject, (C) is in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject, including the Sarbanes–Oxley Act (as defined below); or (D) is in violation of any applicable requirements set forth in the rules of the Exchange Act; except, in the case of clauses (B), (C) and (D) of this paragraph (b), for any breaches, violations or defaults which, singularly or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(c)          Authorization; No Conflicts; Authority.  This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) result in any violation of the provisions of the Company’s articles of association, charter or by-laws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its Subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) or (C) as would not reasonably be expected to result in a Material Adverse Effect.  No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the ADSs by the Company, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the ADSs as contemplated by this Agreement.

(d)          Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other “Person” (defined as an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind, including the Trading Market) in connection with the execution, delivery and performance by the Company of this Agreement, other than (i) the filings required by this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) the filing of notices and/or application(s) to and approval by the Trading Market for the listing of the ADSs for trading thereon in the time and manner required thereby, and (iv) such filings as are required to be made under applicable state securities laws and the rules and regulations of the FINRA or the laws of Israel (collectively, the “Required Approvals”).

(e)          Issuance of Ordinary Shares and ADSs.  The Ordinary Shares represented by the ADSs are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized shares capital a sufficient number of Ordinary Shares for the issuance of the ADSs issuable pursuant to this Agreement.  The offer and sale by the Company of the Ordinary Shares represented by ADSs and the offer and sale of the ADSs has been registered under the Act and all of the ADSs are freely transferable and tradable by the purchasers thereof without restriction (other than any restrictions arising solely from an act or omission of such a purchaser).  The Ordinary Shares represented by ADSs are being offered and sold pursuant to the Registration Statement and the issuance of the Ordinary Shares has been registered by the Company under the Act.  The Company and the Depositary have prepared and filed with the Commission registration statements relating to the ADSs on Form F-6 (File Nos. 333-185302 and 333-268713) (the “ADS Registration Statement”) for the registration of the ADSs under the Act which became effective on December 26, 2012 and December 8, 2022, respectively, and are effective as of the date hereof.  The “Plan of Distribution” section within the Registration Statement permits the issuance and sale of the Ordinary Shares represented by ADSs as contemplated by this Agreement.  Upon receipt of the ADSs, the purchasers of such ADSs will have good and marketable title to such ADSs and the ADSs will be freely tradable on the Trading Market.

(f)          Capitalization.  The capitalization of the Company as of the date hereof is as set forth in the Registration Statement and Prospectus.  All of the issued and outstanding share capital of the Company, including the outstanding Ordinary Shares, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state and foreign securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing, and the holders thereof are not subject to personal liability by reason of being such holders; the share capital of the Company, including the ADSs and the Ordinary Shares, conforms in all material respects to the description thereof in the Registration Statement, the ADS Registration Statement, and the Prospectus.  Except as set forth in the SEC Reports, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any ADSs or Ordinary Shares pursuant to the Company’s charter, by laws or any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and (B) neither the filing of the Registration Statement nor the offering or sale of the ADSs as contemplated by this Agreement gives rise to any rights for or relating to the registration of any ADSs or Ordinary Shares or other securities of the Company (collectively “Registration Rights”).  Except as set forth in the Registration Statement and Prospectus, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any ADSs, Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional ADSs, Ordinary Shares or Ordinary Share Equivalents or capital stock of any Subsidiary.  Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary.  Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or any Subsidiary. No further approval or authorization of any shareholders, the Board of Directors or others is required for the issuance and sale of the ADSs.  There are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(g)          Registration Statement.  The Company meets the requirements for use of Form F-3 under the Act and has prepared and filed with the Commission the Registration Statement, including a related Base Prospectus, for registration under the Act of the offering and sale of the Ordinary Shares represented by the ADSs.  The Registration Statement is effective and available for the offer and sale of the Ordinary Shares represented by ADSs as of the date hereof. As filed, the Base Prospectus contains in all material respects all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172, 173 or any similar rule) in connection with any offer or sale of the Ordinary Shares represented by ADSs, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.  The Company meets the transaction requirements as set forth in General Instruction I.B.1 of Form F-3 or, if applicable, as set forth in General Instruction I.B.5 of Form F-3 with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) calendar months prior to such time that this representation is made or deemed to be made.

(h)          Accuracy of Incorporated Documents.  The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules thereunder, and none of the Incorporated Documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules thereunder, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)          Ineligible Issuer.  (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the ADSs and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(j)          Free Writing Prospectus.  The Company is eligible to use Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus does not include any information the substance of which conflicts with the information contained in the Registration Statement, including any Incorporated Documents and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified; and each Issuer Free Writing Prospectus does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.  Any Issuer Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) has been, or will be, filed with the Commission in accordance with the requirements of the Act and the rules thereunder.  Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Act and the rules thereunder.  The Company will not, without the prior consent of the Manager, prepare, use or refer to, any Issuer Free Writing Prospectuses.

(k)          Proceedings Related to Registration Statement.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the ADSs. The Company has not received any notice that the Commission has issued or intends to issue a stop-order with respect to the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently, or intends or has threatened in writing to do so.

(l)          SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and any Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Act.

(m)           Financial Statements.  The financial statements of the Company, together with the related notes, set forth or incorporated by reference in the Registration Statement and the Prospectus comply in all material respects with the requirements of the Act and the Exchange Act and fairly present the financial condition of the Company and its consolidated Subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with International Financial Reporting Standards (“IFRS”) consistently applied throughout the periods involved; the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; all non-IFRS financial information included in the Registration Statement and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as set forth in the SEC Reports, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current effect or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses.  No other financial statements or schedules are required to be included in the Registration Statement and the Prospectus. To the Company’s knowledge, Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included or incorporated by reference in the Registration Statement and the Prospectus is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(n)          Absence of Certain Events; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as set forth in the SEC Reports, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its share capital; and there has not been any change in the share capital (other than a change in the number of outstanding Ordinary Shares due to the issuance of shares upon the exercise of outstanding options or warrants, settlement of restricted stock units or conversion of convertible securities), or any material change in the short term or long term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, restricted stock units, convertible securities or other rights to purchase the share capital, of the Company or any of its Subsidiaries, or any event or development that has had a Material Adverse Effect or any development which would reasonably be expected to result in any Material Adverse Effect. Except for the issuance of the ADSs contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(o)          Absence of Proceedings.  Except as set forth in the SEC Reports, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its Subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any Subsidiary (in his or her capacity as such), any employee benefit plan sponsored by the Company or any Subsidiary or any property or assets owned or leased by the Company or any Subsidiary before or by any court or Governmental Authority, or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or which are otherwise material in the context of the sale of the ADSs.  There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its Subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any Subsidiary (in his or her capacity as such), any employee plan sponsored by the Company or any Subsidiary or any property or assets owned or leased by the Company or any Subsidiary, that are required to be described in the Registration Statement or the Prospectus by the Act or by the Rules and Regulations and that have not been so described.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such).  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Act.

(p)          Labor Relations.  No labor dispute with the employees of the Company or any of its Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that would reasonably be expected to have a Material Adverse Effect.

(q)          Compliance with Laws.  The Company and each of its Subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its Subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its Subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(r)          Compliance with Environmental Law. Neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.  Neither the Company nor any of its Subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(s)          Ownership to Assets.  The Company and its Subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement and the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  The property held under lease by the Company and its Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its Subsidiaries.

(t)          Intellectual Property.  The Company and each of its Subsidiaries owns, possesses, or can acquire on reasonable terms, all Intellectual Property (as defined below) necessary for the conduct of the Company’s and its Subsidiaries’ business as now conducted or as described in the Registration Statement and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. Furthermore, except as described in the Registration Statement and the Prospectus, (A) to the Knowledge (as defined herein) of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect; (B) there is no pending or, to the Knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any objective facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its Subsidiaries, and to the Knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; (D) there is no pending or, to the Knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company or any of its Subsidiaries has received any written notice of such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its Subsidiaries or actions undertaken by the employee while employed with the Company or any of its Subsidiaries, except as such violation would not reasonably be expected to result in a Material Adverse Effect.  “Intellectual Property” shall mean all patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, copyright registrations, licenses, inventions, trade secrets, Internet domain names, Internet domain name registrations, technology, registrations, trade secret rights, know-how and other intellectual property.

(u)          Insurance.  The Company and each of its Subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and the properties of its Subsidiaries and as is customary for companies of similar size engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its Subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(v)          Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including share option agreements under any share option plan of the Company.

(w)          Internal Accounting Controls.  The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS or generally accepted accounting principles in the United States, as applicable, and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as set forth in the SEC Reports, including any material weaknesses set forth in the SEC Reports, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its Subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(x)          Certain Fees.  Except as set forth in the Prospectus, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Manager shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(y)          No Other Sales Agency Agreement.  The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the ADSs.

(z)          Investment Company.  The Company is not and, after giving effect to the offering and sale of the ADSs, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(aa)        Registration Rights.  Except as set forth in the SEC Reports, no Person has any right to cause the Company or any Subsidiary to effect the registration under the Act of any securities of the Company or any Subsidiary.

(bb)        Listing and Maintenance Requirements.  The ADSs are listed on the Trading Market and the issuance of the ADSs as contemplated by this Agreement does not contravene the rules and regulations of the Trading Market.  The ADSs are registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the ADSs under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as set forth in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Ordinary Shares or ADSs are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth in the SEC Reports, the Company is in compliance with all such listing and maintenance requirements. The ADSs are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depositary and the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(cc)          Application of Takeover Protections.  Except as set forth in the SEC Reports, the Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state or jurisdiction of incorporation that is or could become applicable to the ADSs.

(dd)          Solvency.  Except as set forth in the SEC Reports, based on the consolidated financial condition of the Company as of the date hereof after giving effect to the receipt by the Company of the proceeds from the sale of the ADSs hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt) within one year from the date hereof.  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the date hereof. The SEC Reports set forth all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto) or disclosed in the SEC Reports, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with IFRS.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(ee)          Tax Status.  The Company and its Subsidiaries (A) have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and (B) are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its Subsidiaries is contesting in good faith; except those, in each of the cases described in clauses (A) and (B) of this paragraph (ee), that would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement and the Prospectus.

(ff)          Anti-Bribery and Anti-Money Laundering Laws.  Each of the Company, its Subsidiaries, its affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees, each in their respective roles with the Company, has not violated, its participation in the offering will not violate, and the Company and each of its Subsidiaries has instituted and maintains policies and procedures designed to ensure continued compliance with, each of the following laws:  anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality in which the Company does business, including but not limited to any applicable law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended, the U.K. Bribery Act 2010 (to the extent applicable), or any other applicable law, rule or regulation of similar purposes and scope, or anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(gg)          Accountants.  The Company’s accounting firm is set forth in the SEC Reports.  To the knowledge and belief of the Company, such accounting firm (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ended December 31, 2024.

(hh)        Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Ordinary Shares or ADSs, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Ordinary Shares or ADSs, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Manager in connection with the sale of the ADSs hereunder.

(ii)          FDA.  Except as set forth in the SEC Reports, there is no legal or governmental proceeding to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries or any officer or director of the Company, in their roles as such, or any employee benefit plan sponsored by the Company, is the subject, including any proceeding before the United States Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”) or comparable federal, state, local or foreign governmental authorities (it being understood that the interaction between the Company and the FDA and such comparable governmental bodies relating to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), which is required to be described in the Registration Statement, or the Prospectus or a document incorporated by reference therein and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge after reasonable investigation (“Knowledge”), no such proceedings are threatened by governmental authorities. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. All preclinical and clinical studies conducted by or on behalf of the Company to support approval for commercialization of the Company’s products have been conducted by the Company, or to the Company’s Knowledge by third parties, in compliance with all applicable federal, state or foreign laws, rules, orders and regulations, except for such failure or failures to be in compliance as could not reasonably be expected to have, singularly or in the aggregate, a Material Adverse Effect.

The Company and each of its Subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies (including, without limitation, those administered by the FDA or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA) that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Prospectus and the Prospectus Supplement (collectively, the “Governmental Permits”), except where any failures to possess or make the same would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its Subsidiaries are in compliance with all such Governmental Permits and all such Governmental Permits are valid and in full force and effect, except where the noncompliance, validity or failure to be in full force and effect would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and to the Knowledge of the Company, no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed, except where such revocation, modification, suspension, termination, invalidation or nonrenewal would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

The Company and its Subsidiaries, and to the Company’s Knowledge, its directors, officers, employees or agents, each in their respective roles with the Company, are and have been in compliance in all material respects with applicable federal, state, local and foreign health care regulatory laws, including without limitation, laws related to fraud and abuse, payment transparency, and privacy and security of protected health information (collectively, “Health Care Laws”). The Company and its Subsidiaries have not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court, arbitrator or governmental or regulatory authority or third party alleging that the Company, its Subsidiaries or its personnel have violated any applicable Health Care Law, nor, to the Company’s Knowledge, has any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action been threatened, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Effect.

The studies, tests and preclinical or clinical trials conducted by or on behalf of the Company that are described in the Prospectus and the Prospectus Supplement (the “Company Studies and Trials”) were and, if still pending, are being conducted in all material respects in accordance with applicable experimental protocols, procedures and controls pursuant to, where applicable, accepted professional scientific standards; the descriptions of the results of the Company Studies and Trials contained or incorporated by reference in the Registration Statement and the Prospectus are accurate in all material respects; the Company has no knowledge of any other studies or trials not described in the Prospectus, the results of which are inconsistent with or call in question the results described or referred to in the Registration Statement and the Prospectus; and the Company has not received any written notices or correspondence from the FDA or any foreign, state or local governmental authority exercising comparable authority requiring the termination, suspension or material modification of any Company Studies and Trials that termination, suspension or material modification would reasonably be expected to have a Material Adverse Effect and, to the Company’s Knowledge, there are no reasonable grounds for the same.

Except as disclosed in the Registration Statement and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products or product candidates to any other person and is not bound by any agreement that affects the exclusive right of the Company to develop, manufacture, produce, assemble, distribute, license, market or sell its products or product candidates.

(jj)          Share Option Plans. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, restricted stock units, agreements, contracts or other rights in existence to purchase or acquire from the Company or any Subsidiary of the Company any share capital of the Company or any Subsidiary of the Company.  The description of the Company’s share option, share bonus and other share plans or arrangements (the “Company Share Plans”), and the options (the “Options”) or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents in all material respects the information required to be shown with respect to such plans, arrangements, options and rights.  Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Share Plan, and all applicable laws and regulatory rules or requirements, including all applicable federal securities laws.

(kk)          Cybersecurity.  (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) except as would not, singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any material security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(ll)          Compliance with Data Privacy Laws.  (i) The Company and the Subsidiaries are, and at all times during the past three years were, in compliance with all applicable data privacy and security laws and regulations, including, as applicable, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”); (ii) the Company and the Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”); (iii) the Company provides accurate notice of its applicable Policies to its customers, employees, third party vendors and representatives as required by Privacy Laws; and (iv) applicable Policies provide accurate and sufficient notice of the Company’s then-current privacy practices relating to its subject matter, and do not contain any material omissions of the Company’s then-current privacy practices, as required by Privacy Laws. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR; and (iv) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any identifiable data related to an identified person’s health or sexual orientation. (i) None of such disclosures made or contained in any of the Policies have been inaccurate, misleading, or deceptive in violation of any Privacy Laws and (ii) the execution, delivery and performance of this Agreement will not result in a breach of any Privacy Laws or Policies.  Neither the Company nor the Subsidiaries, (i) has, to the knowledge of the Company, received written notice of any actual or potential liability of the Company or the Subsidiaries under, or actual or potential violation by the Company or the Subsidiaries of, any of the Privacy Laws; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any regulatory request or demand pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement by or with any court or arbitrator or governmental or regulatory authority that imposed any obligation or liability under any Privacy Law.

(mm)          Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(nn)          U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Manager’s request.

(oo)          Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or affiliates are subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(pp)          Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(qq)         FINRA Member Shareholders.  There are no affiliations with any FINRA member firm among the Company’s officers, directors or, to the knowledge of the Company, any five percent (5%) or greater shareholder of the Company, except as set forth in the Registration Statement, the Base Prospectus, any Prospectus Supplement or the Prospectus.

4.          Agreements. The Company agrees with the Manager that:

(a)          Right to Review Amendments and Supplements to Registration Statement and Prospectus.  During any period when the delivery of a prospectus relating to the ADSs is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Act in connection with the offering or the sale of ADSs, the Company will not file any amendment to the Registration Statement or supplement (including any Prospectus Supplement, but excluding any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act) to the Base Prospectus unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects (provided, however, that the Company will have no obligation to provide the Manager any advance copy of such filing or to provide the Manager an opportunity to object to such filing if the filing does not name the Manager and does not relate to the transactions under this Agreement). The Company has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence reasonably satisfactory to the Manager of such timely filing. The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172, 173 or any similar rule) is required under the Act in connection with the offering or sale of the Ordinary Shares or ADSs, any amendment to the Registration Statement shall have been filed or become effective (other than any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act), (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Ordinary Shares or ADSs for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)          Subsequent Events.  If, at any time on or after an Applicable Time but prior to the related Settlement Date, any event occurs as a result of which the Registration Statement or Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Registration Statement or Prospectus may cease until such are amended or supplemented; (ii) amend or supplement the Registration Statement or Prospectus to correct such statement or omission; and (iii) supply any such amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(c)          Notification of Subsequent Filings.  During any period when the delivery of a prospectus relating to the ADSs is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event (provided that such notification to the Manager shall not be required if a Sales Notice has neither been delivered nor is pending at the time of such event, but such notification shall be required at least three (3) Trading Days prior to delivery by the Company of any Sales Notice to the Manager to sell ADSs hereunder), (ii) subject to Section 4(a), prepare and file with the Commission an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d)          Earnings Statements.  As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158. For the avoidance of doubt, the Company’s compliance with the reporting requirements of the Exchange Act shall be deemed to satisfy the requirements of this Section 4(d).

(e)          Delivery of Registration Statement.  Upon the request of the Manager, the Company will furnish to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)          Qualification of ADSs.  The Company will arrange, if necessary, for the qualification of the ADSs or Ordinary Shares for sale under the laws of such jurisdictions in the United States as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the ADSs; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the ADSs, in any jurisdiction where it is not now so subject.

(g)          Free Writing Prospectus.  The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433. Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)          Subsequent Equity Issuances.  The Company shall not deliver any Sales Notice hereunder (and any Sales Notice previously delivered shall not apply during such two (2) Trading Days) for at least two (2) Trading Days prior to any date on which the Company or any Subsidiary offers, sells, issues, contracts to sell, contracts to issue or otherwise disposes of, directly or indirectly, any other Ordinary Shares, ADSs or any Ordinary Share Equivalents (other than the ADSs pursuant to this Agreement), subject to Manager’s right to waive this obligation, provided that, without compliance with the foregoing obligation, the Company may issue and sell (i) Ordinary Shares or ADSs pursuant to any employee equity plan, share ownership plan or dividend reinvestment plan of the Company in effect from time to time and set forth in the SEC Reports, (ii) Ordinary Shares or ADSs issuable upon the conversion or exercise of Ordinary Share Equivalents outstanding from time to time and set forth in the SEC Reports and (iii) ADSs, Ordinary Shares or any Ordinary Share Equivalents in privately negotiated transactions to vendors, service providers, strategic partners or potential strategic partners, provided that such issuances are not made for capital raising purposes and are conducted in a manner so as not to be integrated with the offering of ADSs hereby for purposes of Regulation M and to not constitute a distribution for purposes of Regulation M.

(i)          Market Manipulation.  Until the termination of this Agreement, the Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation in violation of the Act, Exchange Act or the rules and regulations thereunder of the price of any security of the Company to facilitate the sale or resale of the ADSs or otherwise violate any provision of Regulation M under the Exchange Act.

(j)          Notification of Incorrect Certificate.  The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(k)          Certification of Accuracy of Disclosure.  Upon commencement of the offering of the ADSs under this Agreement (and upon the recommencement of the offering of the ADSs under this Agreement following the termination of a suspension of sales hereunder lasting more than 30 Trading Days), and each time that (i) a new Registration Statement is filed and declared effective by the Commission, (ii) the Registration Statement or Prospectus shall be amended or supplemented, other than by means of Incorporated Documents, (iii) the Company files its Annual Report on Form 20-F under the Exchange Act, (iv) the Company files a report on Form 6-K under the Exchange Act containing financial information for the six months ended June 30 or the Company voluntarily files a report on Form 6-K under the Exchange Act containing financial information for the three months ended March 31, or the nine months ended September 30, (v) the Company files a report on Form 6-K containing amended financial information (other than information that is furnished and not filed), if the Manager reasonably determines that the information in such Form 6-K is material, or (vi) the ADSs are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement (such commencement or recommencement date and each such date referred to in (i), (ii), (iii), (iv), (v) and (vi) above, a “Representation Date”), unless waived by the Manager, the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered within five (5) Trading Days of the Representation Date, in form reasonably satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6 of this Agreement which were last furnished to the Manager are true and correct at the Representation Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of delivery of such certificate. Notwithstanding the foregoing, the requirement to furnish or cause to be furnished a certificate under this Section 4(k) shall be waived for any Representation Date occurring at a time at which no instruction to the Manager to sell ADSs pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell ADSs following any Representation Date when the Company relied on such waiver and did not provide the Manager a certificate pursuant to this Section 4(k), then before the Company instructs the Manager to sell ADSs pursuant to this Agreement, the Company shall provide the Manager such certificate to the extent required under this Section 4(k) and not previously delivered.

(l)          Bring Down Opinions; Negative Assurance.  Within five (5) Trading Days of each Representation Date, unless waived by the Manager, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Goldfarb Gross Seligman & Co., Israeli counsel to the Company (“Company Israeli Counsel”), and a written opinion of Haynes and Boone, LLP, United States counsel to the Company (“Company US Counsel” and, collectively with Company Israeli Counsel, “Company Counsel”), addressed to the Manager and dated and delivered within five (5) Trading Days of such Representation Date, in form and substance reasonably satisfactory to the Manager, including a negative assurance representation from Company US Counsel, provided, however, that if Company Counsel has previously furnished to the Manager such written opinion and negative assurance in the form previously agreed between the Company and the Manager, then Company Counsel may, in respect of any future Representation Date, furnish the Manager with a letter signed by such counsel (each, a “Reliance Letter”) in lieu of such opinion and, negative assurance of such counsel to the effect that the Manager may rely on the prior opinion and, negative assurance of such counsel delivered pursuant to this Section 4(l) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion and negative assurance shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter). The requirement to furnish or cause to be furnished an opinion (but not with respect to a negative assurance representation from Company US Counsel) under this Section 4(l) shall be waived for any Representation Date other than a Representation Date on which a new Registration Statement is filed and declared effective by the Commission or a material amendment to the Registration Statement or Prospectus is made or the Company files its Annual Report on Form 20-F or a material amendment thereto under the Exchange Act, unless the Manager reasonably requests such deliverable required by this Section 4(l) in connection with a Representation Date, upon which request such deliverable shall be deliverable hereunder. Notwithstanding the foregoing, the requirement to furnish or cause to be furnished an opinion or negative assurance representation under this Section 4(l) shall be waived for any Representation Date occurring at a time at which no instruction to the Manager to sell ADSs pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell ADSs following any Representation Date when the Company relied on such waiver and did not provide the Manager an opinion or negative assurance representation pursuant to this Section 4(l), then before the Company instructs the Manager to sell ADSs pursuant to this Agreement, the Company shall provide the Manager such opinion or negative assurance representation to the extent required under this Section 4(l) and not previously delivered.

(m)          Auditor Bring Down “Comfort” Letter.  Within five (5) Trading Days of each Representation Date, unless waived by the Manager, the Company shall cause (1) the Company’s auditors (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith to furnish the Manager a letter, and (2) the Chief Financial Officer of the Company forthwith to furnish the Manager a certificate, in each case dated within five (5) Trading Days of such Representation Date, in form satisfactory to the Manager, of the same tenor as the letters and certificate referred to in Section 6 of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letters and certificate.  The requirement to furnish or cause to be furnished a “comfort” letter under this Section 4(m) shall be waived for any Representation Date other than a Representation Date on which a new Registration Statement is filed and declared effective by the Commission or a material amendment to the Registration Statement or Prospectus is made or the Company files its Annual Report on Form 20-F or a material amendment thereto under the Exchange Act, unless the Manager reasonably requests the deliverables required by this Section 4(m) in connection with a Representation Date, upon which request such deliverable shall be deliverable hereunder. Notwithstanding the foregoing, the requirement to furnish or cause to be furnished one or more letters or certificates under this Section 4(m) shall be waived for any Representation Date occurring at a time at which no instruction to the Manager to sell ADSs pursuant to this Agreement has been delivered by the Company or is pending. Notwithstanding the foregoing, if the Company subsequently decides to sell ADSs following any Representation Date when the Company relied on such waiver and did not provide the Manager one or more letters or certificates pursuant to this Section 4(m), then before the Company instructs the Manager to sell ADSs pursuant to this Agreement, the Company shall provide the Manager such letter or certificate to the extent required under this Section 4(m) and not previously delivered.

(n)          Due Diligence Session.  Upon commencement of the offering of the ADSs under this Agreement (and upon the recommencement of the offering of the ADSs under this Agreement following the termination of a suspension of sales hereunder lasting more than 30 Trading Days), and within five (5) Trading Days of each Representation Date (for which no waiver is applicable pursuant to Section 4(k)), the Company will conduct a due diligence session, in form and substance, reasonably satisfactory to the Manager, which shall include representatives of management, Company Counsel and Accountants. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request. The Company shall reimburse the Manager for Manager’s counsel’s fees in each such Representation Date, up to a maximum of $2,500 per Representation Date in connection with the filing of a 6-K with financial information for the six months ended June 30, the three months ended March 31 and the nine months ended September 30, and $5,000 per Representation Date in connection with the filing of a Form 20-F or a new Registration Statement, Prospectus or Prospectus Supplement or an amendment to this Agreement, plus any incidental expense incurred by the Manager in connection therewith.

(o)          Acknowledgment of Trading.  The Company consents to the Manager trading in the Ordinary Shares and ADSs for the Manager’s own account and for the account of its clients at the same time as sales of the ADSs occur pursuant to this Agreement or pursuant to a Terms Agreement.

(p)          Disclosure of ADSs Sold.  The Company will disclose in its Annual Reports on Form 20-F and semi-annual or, if applicable, quarterly reports on Form 6-K, as applicable, the number of ADSs sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of ADSs pursuant to this Agreement during the relevant period; and, if required by any subsequent change in Commission policy or request, more frequently by means of a Report on Form 6-K or a further Prospectus Supplement.

(q)          Rescission Right.  If to the knowledge of the Company, the conditions set forth in Section 6 shall not have been satisfied as of the applicable Settlement Date, the Company will offer to any person who has agreed to purchase ADSs from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such ADSs.

(r)          Bring Down of Representations and Warranties.  Each acceptance by the Company of an offer to purchase the ADSs hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the ADSs relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such ADSs).

(s)          Reservation of Ordinary Shares.  The Company shall ensure that there are at all times sufficient number of authorized Ordinary Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Ordinary Shares or its Ordinary Shares held in treasury, of the maximum aggregate number of Ordinary Shares authorized for issuance by the Board to be represented by the ADSs that may be sold pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the ADSs issuable pursuant to this Agreement to be listed for trading on the Trading Market and to maintain such listing.

(t)          Obligation Under Exchange Act.  During any period when the delivery of a prospectus relating to the ADSs is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(u)          DTC Facility.  The Company shall cooperate with the Manager and use its reasonable efforts to permit the ADSs to be eligible for clearance and settlement through the facilities of DTC.

(v)          Use of Proceeds.  The Company will apply the Net Proceeds from the sale of the ADSs in the manner set forth in the Prospectus.

(w)          Filing of Prospectus Supplement.  If any sales are made pursuant to this Agreement which are not made in “at the market” offerings as defined in Rule 415, including, without limitation, any Placement pursuant to a Terms Agreement, the Company shall file a Prospectus Supplement describing the terms of such transaction, the amount of ADSs sold, the price thereof, the Manager’s compensation, and such other information as may be required pursuant to Rule 424 and Rule 430B, as applicable, within the time required by Rule 424.

(x)          Additional Registration Statement.  To the extent that the Registration Statement is not available for the sales of the Ordinary Shares represented by ADSs as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional Ordinary Shares necessary to complete such sales of the Ordinary Shares represented by ADSs and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 6 of Form F-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of base prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

5.          Payment of Expenses. The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the ADSs; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the ADSs, including any stamp or transfer taxes in connection with the original issuance and sale of the ADSs; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the ADSs; (v) the registration of the Ordinary Shares and ADSs under the Exchange Act, if applicable, and the listing of the ADSs on the Trading Market; (vi) any registration or qualification of the Ordinary Shares and ADSs for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the ADSs; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (ix) the filing fee under FINRA Rule 5110; (x) the reasonable fees and expenses of the Manager’s counsel, not to exceed $50,000 (excluding any periodic due diligence fees provided for under Section 4(n)), which shall be paid upon the Execution Time; (xi) any fees charged to the Manager by the Depositary in connection with the issuance and sale of the ADSs and/or Ordinary Shares, which shall be paid by the Company promptly upon request by the Manager; and (xii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.          Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)          Filing of Prospectus Supplement.  The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of ADSs; each Prospectus Supplement shall have been filed in the manner required by Rule 424(b) within the time period required hereunder and under the Act; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)          Delivery of Opinions.  The Company shall have caused the Company Israeli Counsel and Company US Counsel to furnish to the Manager their respective opinions and negative assurance statement of Company US Counsel, dated as of such date and addressed to the Manager in form and substance acceptable to the Manager.

(c)          Delivery of Officer’s Certificate.  The Company shall have furnished or caused to be furnished to the Manager a certificate of the Company signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any Prospectus Supplement and any documents incorporated by reference therein and any supplements or amendments thereto and this Agreement and that:

(i)          the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of such date with the same effect as if made on such date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)          no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Registration Statement, the Prospectus and the Incorporated Documents, there has been no Material Adverse Effect on the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus.

(d)          Delivery of Accountants’ “Comfort” Letter.  The Company shall have requested and caused the Accountants to have furnished to the Manager letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement and the Prospectus and provide customary “comfort” as to such review in form and substance satisfactory to the Manager.

(e)          No Material Adverse Event.  Since the respective dates as of which information is disclosed in the Registration Statement, the Prospectus and the Incorporated Documents, except as otherwise stated therein, there shall not have been (i) any change or decrease in previously reported results specified in the letter or letters referred to in paragraph (d) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Prospectus and the Incorporated Documents (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the ADSs as contemplated by the Registration Statement (exclusive of any amendment thereof), the Incorporated Documents and the Prospectus (exclusive of any amendment or supplement thereto).

(f)          Payment of All Fees.  The Company shall have paid the required Commission filing fees relating to the Ordinary Shares and ADSs within the time period required by Rule 456(b)(1)(i) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(g)          No FINRA Objections.  FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(h)          ADSs Listed on Trading Market.  The ADSs shall have been listed and admitted and authorized for trading on the Trading Market, and satisfactory evidence of such actions shall have been provided to the Manager.

(i)          Other Assurances.  Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Company in writing or by telephone and confirmed in writing by email.

The documents required to be delivered by this Section 6 shall be delivered to the office of Ellenoff Grossman & Schole LLP, counsel for the Manager, at 1345 Avenue of the Americas, New York, New York 10105, email: capmkts@egsllp.com, on each such date as provided in this Agreement.

7.          Indemnification and Contribution.

(a)          Indemnification by Company.  The Company agrees to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager and each person who controls the Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the ADSs as originally filed or in any amendment thereof, or in the Base Prospectus, any Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arise out of or are based upon any proceeding, commenced or threatened (whether or not the Manager is a target of or party to such proceeding) or result from or relate to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)          Indemnification by Manager.  The Manager agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to written information relating to the Manager furnished to the Company by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that in no case shall the Manager be responsible for any amount in excess of the Broker Fee applicable to the ADSs and paid hereunder. This indemnity agreement will be in addition to any liability which the Manager may otherwise have.

(c)          Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)          Contribution.  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Manager on the other from the offering of the ADSs; provided, however, that in no case shall the Manager be responsible for any amount in excess of the Broker Fee applicable to the ADSs and paid hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Manager shall be deemed to be equal to the Broker Fee applicable to the ADSs and paid hereunder as determined by this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.          Termination.

(a)          The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the ADSs in its sole discretion at any time upon ten (10) Business Days’ prior written notice. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 6, 7, 8, 9, 10, 12, the second sentence of 13, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)          The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the ADSs in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 6, 7, 8, 9, 10, 12, the second sentence of 13, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)          This Agreement shall remain in full force and effect until such date that this Agreement is terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties, provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 6, 7, 8, 9, 10, 12, the second sentence of 13, 14, 15 and 16 of this Agreement shall remain in full force and effect.

(d)          Any termination of this Agreement shall be effective on the date specified in such notice of termination, provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the ADSs, such sale of the ADSs shall settle in accordance with the provisions of Section 2(b) of this Agreement.

(e)          In the case of any purchase of ADSs by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by prompt oral notice given to the Company prior to the Time of Delivery relating to such ADSs, if any, and confirmed promptly by electronic mail, if since the time of execution of the Terms Agreement and prior to such delivery and payment, (i) trading in the ADSs shall have been suspended by the Commission or the Trading Market or trading in securities generally on the Trading Market shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the ADSs as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.          Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7, and will survive delivery of and payment for the ADSs.

10.          Notices. All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered, or e-mailed to the addresses of the Company and the Manager, respectively, set forth on the signature page hereto.

11.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.          No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.          Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.  Notwithstanding anything herein to the contrary, the letter agreement, dated January 22, 2025, by and between the Company and the Manager shall continue to be effective and the terms therein shall continue to survive and be enforceable by the Manager in accordance with its terms, provided that, in the event of a conflict between the terms of the letter agreement and this Agreement, the terms of the letter agreement shall prevail.

14.          Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Manager.   No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

15.          Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.  Each of the Company and the Manager: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the exclusive jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the Company and the Manager further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Manager mailed by certified mail to the Manager’s address shall be deemed in every respect effective service process upon the Manager, in any such suit, action or proceeding. If either party shall commence an action or proceeding to enforce any provision of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

16.          WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY TERMS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

17.          Counterparts. This Agreement and any Terms Agreement may be executed in one or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon one and the same agreement. Counterparts may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.          Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Manager.

Very truly yours,

REDHILL BIOPHARMA LTD.

By:	/s/ Dror Ben-Asher	/s/ Razi Ingber
Name:	Dror Ben-Asher	Razi Ingber
Title:	CEO	CFO

Address for Notice:
21 Ha’arba’a Street
Tel Aviv 6473921 Israel
Attention: Razi Ingber
E-mail: ________

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

H.C. WAINWRIGHT & CO., LLC

By:	/s/ Edward D. Silvera
Name:	Edward D. Silvera
Title:	Chief Operating Officer

Address for Notice:
430 Park Avenue
New York, New York 10022
Attention: Chief Executive Officer
E-mail: notices@hcwco.com

Form of Terms Agreement

ANNEX I

REDHILL BIOPHARMA LTD.

TERMS AGREEMENT

Dear Sirs:

               RedHill Biopharma Ltd. (the “Company”) proposes, subject to the terms and conditions stated herein and in the At The Market Offering Agreement, dated February 3, 2025 (the “At The Market Offering Agreement”), between the Company and H.C. Wainwright & Co., LLC (“Manager”), to issue and sell to Manager the securities specified in Schedule I hereto (the “Purchased ADSs”).

               Each of the provisions of the At The Market Offering Agreement not specifically related to the solicitation by the Manager, as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery, except that each representation and warranty in Section 3 of the At The Market Offering Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the At The Market Offering Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased ADSs.

               An amendment to the Registration Statement (as defined in the At The Market Offering Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased ADSs, in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

               Subject to the terms and conditions set forth herein and in the At The Market Offering Agreement which are incorporated herein by reference, the Company agrees to issue and sell to the Manager and the latter agrees to purchase from the Company the number of Purchased ADSs at the time and place and at the purchase price set forth in the Schedule I hereto.

          If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the At The Market Offering Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Company.

REDHILL BIOPHARMA LTD.
By:__________________________________________ Name: Title:
ACCEPTED as of the date first written above.

H.C. WAINWRIGHT & CO., LLC

By:__________________________________________
       Name:
       Title: